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MEMBERWORKS INCORPORATED

EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        Three months ended    Six months ended
                                                                           December 31,          December 31,
                                                                               1996                 1996
                                                                        ------------------    ----------------

Net loss                                                                    $ (1,470)             $ (3,068)
Preferred stock dividends and accretion                                         (578)                 (980)
                                                                            --------              --------
Net loss attributable to common stock                                       $ (2,048)             $ (4,048)
                                                                            ========              ========


Weighted average number of common shares outstanding                          14,128                13,137
                                                                            ========              ========

Net loss per share                                                          $  (0.14)             $  (0.31)
                                                                            ========              ========


                                                                        Three months ended   Six months ended
                                                                           December 31,         December 31,
                                                                              1996                  1996
                                                                        ------------------   ----------------

Net loss                                                                    $ (1,470)            $ (3,068)
Preferred stock dividends and accretion                                         (510)                (537)
                                                                            ========             ========
                                                                            $ (1,980)            $ (3,605)
                                                                            ========             ========


Weighted Average number of common shares outstanding                          14,008               13,077
Assumed redemption of Series E and F preferred stock as of the
     beginning of the period                                                     149                  146
                                                                            ========             ========
Weighted average number of common shares outstanding as adjusted              14,157               13,223
                                                                            ========             ========

Supplementary net loss per share                                            $  (0.14)            $  (0.27)
                                                                            ========             ========


                                                                         Three months ended   Six months ended
                                                                             December 31,        December 31,
                                                                                1995                 1995
                                                                         ------------------   ----------------

Net loss                                                                      $ (1,641)            $ (2,938)
Preferred stock dividends                                                           --                 (154)
                                                                              --------             --------
Net loss attributable to common stock                                         $ (1,641)            $ (3,092)
                                                                              ========             ========

Weighted average number of shares of Class A common stock
  and Common Stock outstanding                                                   5,683                5,683

Automatic conversion of Series A, B, C, D and H
  preferred stock and redemption of Series E and F preferred stock               6,610                6,610

Stock options granted one year prior to filing                                     448                  448
                                                                              --------             --------

Weighted average number of common shares outstanding as adjusted                12,741               12,741
                                                                              ========             ========

Pro forma net loss per share                                                  $  (0.13)            $  (0.24)
                                                                              ========             ========